Exhibit 10.9

Human Resource Service Agreement

Party A: MIAO HONG TRADING CO., LIMITED

Party B: Hong Kong BangMang Outsourcing Co., Limited

Party A intends to engage Party B to provide advisory services, and Party B is willing to offer such services. Through amicable consultation, both parties have reached the following agreement regarding Party B’s provision of professional services to Party A:

Chapter 1: Scope of Cooperation

1.1 Party A is a professional service provider with extensive experience in information flow distribution and influencer marketing, serving a broad client base. To adapt to its rapidly evolving business scale, Party A plans to hire specialized personnel to ensure timely responses to its needs and deliver high-quality professional services.

1.2 Party B, a professional team with extensive industry experience, agrees to serve as Party A’s consultant in accordance with this agreement and provide advisory services to Party A.

Chapter 2: Term of Agreement

2.1 This agreement shall be valid from 2023 October 1 to 2025 September 30.

2.2 If neither Party A nor Party B raises any objections within 30 days prior to the expiration of this agreement, the agreement shall be automatically renewed for one year, with the automatic renewal period not exceeding three years. During the execution of the agreement, if either party wishes to terminate it, they shall notify the other party one month in advance. Upon mutual agreement and completion of financial settlement with clearly defined responsibilities, the agreement shall be terminated.

The agreement may only be terminated upon fulfillment. Should either party terminate the agreement without authorization in violation of its terms, thereby causing losses to the other party, such party shall compensate for the losses incurred.

Chapter 3 Rights and Obligations of Party A

3.1 Party A shall pay Party B the full service fee in full and on time, based on the professional services provided by Party B.

3.2 Party A guarantees that the services arranged for Party B shall comply with all applicable laws, uphold public order and good morals, and ensure the physical and mental well-being and safety of the professionals assigned by Party B, thereby fully safeguarding the effective realization of the rights and interests of both the professionals and Party B.

3.3 Party A shall not engage in any acts violating laws or administrative regulations (including but not limited to suspected money laundering, tax evasion, or tax avoidance), or otherwise improperly utilize Party B’s services (including but not limited to cases where the nature or scope of activities arranged by Party A’s professionals does not align with Party B’s service scope).

3.4 Party A shall maintain confidentiality regarding any personal information disclosed by professionals. Without Party B’s authorization or pursuant to legally binding laws, regulations, court orders, regulatory requirements, or to comply with applicable laws, fulfill cybersecurity obligations, or address cybersecurity incidents, Party A shall not disclose such personal information to any third party.

Chapter 4 Rights and Obligations of Party B

4.1 Party B shall review the written materials submitted by the professionals and verify their identity through third-party authentication. Party B shall be held liable for any concealment of facts or submission of false materials by the professionals.

4.2 Party B shall have the right to establish corresponding service standard guidelines for production and operational activities provided by professionals, based on Party A’s business requirements and service arrangements. Professionals shall comply with these guidelines, and Party B shall ensure they adhere to relevant laws, regulations, and the aforementioned service standards. Party B shall bear legal liability for any disputes arising from the services rendered by professionals.

4.3 Party B shall be entitled to charge Party A the corresponding service fees for the professional services provided under this agreement.

4.4 Party B shall, in the interest of Party A’s maximization, diligently perform this agreement, uphold Party A’s reputation, and shall not infringe upon Party A’s lawful rights and interests.

Chapter 5: Fees and Service Procedures

5.1 Party A shall pay Party B the service fee for the professional services provided under this agreement, as stipulated herein, with the exact amount to be determined in each settlement statement.

5.2 Party A shall remit all fees to Party B’s designated bank account before the 25th of the month (advance if it falls on a holiday). Any disputes shall be adjusted in the next bill.

Bank of Party B: BANK OF CHINA (HONG KONG) LIMITED, HONG KONG

Bank account number of Party B: 01273710247676

Name of Party B: Hong Kong BangMang Outsourcing Co., Limited

Chapter 6 Liability for Breach of Contract and Dispute Resolution

6.1 Any party that breaches or unilaterally modifies the terms of this agreement shall be liable for all economic losses incurred by the other party as a result.

6.2 During the execution of this Agreement, any changes in the names, legal representatives, principal officers, or investors of either Party A or B shall not affect the performance hereof. Should any Party A or B undergo mergers or divisions, this Agreement shall remain valid and shall be performed by the successor entity, including but not limited to all obligations arising from labor disputes and financial transactions.

6.3 If Party A fails to settle the fees as stipulated in this agreement and delays payment, a late fee of 2% of the outstanding amount shall be charged to Party B for each day of delay, and Party B shall not be held liable for any service delays.

6.4 Should Party A delay payment, Party B shall issue a written demand. If Party A fails to make payment within three days after receiving such demand, it shall be deemed a breach of contract by Party A, and Party B shall have the right to terminate this contract. Party B also reserves the right to claim compensation for losses and late payment fees from Party A.

Chapter VII Appendix

7.1 All matters related to “notice”, “consent”, “confirmation” and similar terms herein shall be executed in writing and shall constitute the basis for reference.

7.2 Any amendments to this agreement shall be made by mutual agreement in writing and shall take effect upon being executed and sealed by both parties.

7.3 This agreement is executed in duplicate, with each party holding one copy, both being legally binding.

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Party A (Seal)	Party B (seal):
29 September 2023	2023 September 30

Human resource service settlement statement

Settlement No.	HR20240105		
Party A:	MIAO HONG TRADING CO., LIMITED	Party B:	Hong Kong BangMang Outsourcing Co., Limited
Business type:	Human Resources Services	Amount:	HK$365, 000. 00
Settlement period:	October 1, 2023 – December 31,2023	Settlement date:	5 January 2024
Settlement task:			

October Fee Statement Personnel Category:	Number of people	Unit price (HK$)	Cost (HK$)
Junior	2	15. 000	30. 000
Senior	1	25. 000	25. 000
Manager		40. 000	40. 000
Total			95000

November Fee Details: Personnel Category	Number of people	Unit price (HK$)	Cost (HK$)
Junior	2	15. 000	30. 000
Senior		25. 000	25. 000
Manager		40. 000	40. 000
Total			95000

December expense breakdown by personnel category	Number of people	Unit price (HK$)	Cost (IK$)
Junior and Senior	4	15. 000	60. 000
	3	25. 000	75. 000
Managers		40. 000	40. 000
Total	8		175000

Total of the above expenses	365–000

User confirmation: Signature Nth day of zth month, 2012	Hong Kong BangMang Outsourcing Co Limited confirms: Signature 074 years